UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 1, 2010

Cycle Country Accessories Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-68570	42-1523809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1701 38th Avenue West

Spencer, Iowa 51301

(Address of principal executive offices, including zip code)

(712) 262-4191

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cycle Country Accessories Corp. (the “Company”) has entered into a new three year employment agreement with Jeffrey M. Tetzlaff, the Company’s President and Chief Executive Officer, which has replaced the employment agreement, dated June 24, 2008, which originally had a term that ran until April 7, 2011. The term of the new agreement runs until June 30, 2013, and automatically renews for additional one year terms unless cancelled by the Company. Under the new agreement, Mr. Tetzlaff is to receive (i) a base salary of $250,000, which may be increased by the Board of Directors, (ii) a bonus of $60,000 payable on or before December 31, 2010, and, (iii) as approved by the Company’s shareholders at the 2010 annual meeting of the shareholders, an award of shares of common stock equal to 12.5% on a fully-diluted basis of the common stock or 1,005,809 shares, which vest in four installments during the term of the agreement, with the first installment of 40% vesting October 1, 2010, and which vesting is subject to acceleration on the occurrence of certain events, including a change of control. A copy of Mr. Tetzlaff’s employment agreement is attached to this filing as Exhibit 99.1.

The Company also has entered into a three year employment agreement with Robert Davis, the Company’s Chief Financial Officer and Chief Operating Officer, which automatically renews for additional one year terms unless cancelled by the Company. Under the agreement, Mr. Davis is to receive (i) a base salary of $250,000, which may be increased by the Board of Directors, (ii) a bonus of $60,000 payable on or before December 31, 2010, and, (iii) as approved by the Company’s shareholders at the 2010 annual meeting of the shareholders, an award of shares of common stock equal to 12.5% on a fully-diluted basis of the common stock, or 1,005,809 shares, which vest in four installments during the term of the agreement, with the first installment of 40% vesting October 1, 2010, and which vesting is subject to acceleration on the occurrence of certain events, including a change of control. A copy of Mr. Davis’ employment agreement is attached to this filing as Exhibit 99.2.

The Board of Directors also has declared a performance bonus of $75,000 to each of Mr. Tetzlaff and Mr. Davis for the Company’s fiscal year ended September 30, 2009, which was paid in fiscal 2010, and accelerated the vesting of the final installment of 16,668 shares of stock awarded to Mr. Tetzlaff under his prior employment agreement, which otherwise would have vested April 7, 2011.

Item 5.07 Submission of Matters to a Vote of Security Holders.

An annual meeting of the shareholders of the Company was held on September 18, 2010.

The items voted upon at the annual meeting and the results of the vote on each proposal were as follows:

Proposal 1 - Election of Director

To elect one director for a term which will expire at the 2013 annual meeting. The nominee was elected by the vote of the shareholders as follows:

Nominee	Votes For	Votes Against	Abstain	Broker Non- Votes
Paul DeShaw	3,046,682	0	484,224	534,116

Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm

To ratify the appointment of Boulay, Heutmaker, Zibell & Co. P.L.L.P. as the independent registered public accounting firm for our fiscal year ending September 30, 2010. The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
4,193,747	432,202	2,552	534,116

Proposal 3 - Approval of Executive Officer Executive Equity Compensation Awards

To consider and act upon a proposal to approve the conditional equity compensation awards to our Chief Executive Officer, Jeffrey M. Tetzlaff, and our Chief Operating Officer and Chief Financial Officer, Robert Davis. The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
2,486,041	1,021,892	28,652	534,116

Proposal 4 - Approval of Director Equity Compensation Awards

To consider and act upon a proposal to approve the conditional equity compensation awards to our two independent directors, Paul DeShaw and Daniel Thralow. The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
2,797,473	731,985	7,127	534,116

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description
10.1	Executive Employment Agreement, between the Company and Jeffrey M. Tetzlaff
10.2	Executive Employment Agreement, between the Company and Robert Davis

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

This report may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and “should” are intended to identify forward-looking statements. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, and market share, as well as statements expressing optimism or pessimism about future operating results or other outcomes contain forward-looking statements. These statements speak only as of the date hereof and, by their nature, are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. Cycle Country undertakes no obligation to revise or update publicly any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYCLE COUNTRY ACCESSORIES CORP.

By:	/s/ Robert Davis
Robert Davis
Chief Financial Officer and Chief Operating Officer

Date: December 9, 2010